EXHIBIT 99.1

CERTIFICATION

I, Patrick L. Beach, the President of GP4 Asset Acquisition, LLC, the manager of Captec Franchise Capital Partners L.P. IV (the “Partnership”), certify that:

(1)  The Quarterly Report on Form 10-Q of the Partnership for the period ended September 30, 2002 which this certification accompanies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Patrick L. Beach

Patrick L. Beach
President
GP4 Asset Acquisition, LLC
November 14, 2002